Company Contact: Shane Harrison +1 503.498.3547 www.flir.com

FLIR Systems Announces Senior Management Changes

WILSONVILLE, OR, January 24, 2014 -- FLIR Systems, Inc. (NASDAQ: FLIR) today announced that William A. Sundermeier, President of the Company’s Government Systems Division, has resigned to pursue other personal and business opportunities. Thomas A. Surran, most recently President of the Company’s Commercial Systems Division, has been appointed Chief Operating Officer, and will assume responsibility for FLIR’s global commercial and government operations. Mr. Sundermeier has agreed to assist the Company with the transition of his responsibilities through the end of February.

“I want to thank Bill for his tremendous contributions to FLIR,” commented Andy Teich, FLIR’s Chief Executive Officer. “He has been an instrumental part of FLIR’s growth and evolution over the past nineteen years, from his early days in product management through his leadership of our Government Systems business for the past eight years. We will miss his deep experience and perspective.”

Tom Surran first joined FLIR with the acquisition of Indigo Systems in 2004, and served as General Manager of the Company’s Commercial Vision Systems business until 2007. He rejoined the Company in 2009 and has since held several roles including Vice President and General Manager of Raymarine, a FLIR company, as well as President of the Company’s Commercial Systems Division.

“Tom is a veteran executive and leader with demonstrated experience in all aspects of operations. He has successfully led three FLIR operations over the past ten years, and I am confident in his ability to continue that success in this expanded role,” Mr. Teich concluded.

About FLIR Systems

FLIR Systems, Inc. is a world leader in the design, manufacture, and marketing of sensor systems that enhance perception and awareness. FLIR's advanced systems and components are used for a wide variety of thermal imaging, situational awareness, and security applications, including airborne and ground-based surveillance, condition monitoring, navigation, recreation, research and development, manufacturing process control, search and rescue, drug interdiction, transportation safety, border and maritime patrol, environmental monitoring, and chemical, biological, radiological, nuclear, and explosives (CBRNE) threat detection. For more information, visit FLIR’s web site at www.FLIR.com.

Forward-Looking Statements

Certain statements in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based on current expectations, estimates, and projections about FLIR’s business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including the following: the ability to manufacture and deliver our products in a timely manner, changes in pricing of FLIR’s products, changing demand for FLIR’s products, product mix, the impact of competitive products and pricing, constraints on supplies of critical components, excess or shortage of production capacity, the ability of FLIR to manufacture and ship products in a timely manner, FLIR’s continuing compliance with U.S. export control laws and regulations, and other risks discussed from time to time in FLIR’s Securities and Exchange Commission filings and reports. In addition, such statements could be affected by general industry and market conditions and growth rates, and general domestic and international economic conditions. Such forward-looking statements speak only as of the date on which they are made and FLIR does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release, or for changes made to this document by wire services or Internet service providers.